Exhibit 10(j)

SECRETARIAL CERTIFICATION

INDEPENDENT SUBCOMMITTEE
OF THE
COMPENSATION/NOMINATING/CORPORATE GOVERNANCE
COMMITTEE
OF
TCF FINANCIAL CORPORATION
January 20, 2003

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Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

Re: Amendment of TCF Financial Corporation Supplemental Employee Retirement Plan

WHEREAS, the Independent Subcommittee of the Compensation/Nominating/Corporate Governance Committee administers the TCF Financial Corporation Supplemental Employee Retirement Plan (“the Plan”) and has the authority to amend the Plan; and

WHEREAS, the Independent Compensation/Nominating/Corporate Governance Committee has determined it is in the best interests of the Company to amend the Plan in certain respects:

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that Section IV(c) of the Plan is amended in its entirety, to read as follows:

“(c)         Payment of Benefits.  Unless an Eligible Employee has made an election described in the following paragraph, the Eligible Employee’s supplemental pension benefit under this Section IV shall be paid in a lump sum no later than 30 days after the Eligible Employee’s termination of employment.  For purposes of this paragraph (c), a termination of employment shall not be deemed to occur upon a transfer of employment between two or more Employers.

“An Eligible Employee may elect to have benefits from this Article IV distributed in one of the following forms, provided that such election is in writing and is executed and delivered to TCF Financial, or to its Corporate Secretary (or designee) on behalf of TCF Financial, no later than one year (365 days) before such Eligible Employee’s termination of employment: (i) distribution in five annual installments, (ii) distribution in ten annual installments, or (iii) distribution of $10,000.00 annually until all of the Eligible Employee’s benefits from this

Article IV have been distributed.  Installment payments shall commence on the 15th day of the first calendar quarter immediately following the Eligible Employee’s termination of employment, with succeeding installments paid on each January 15th thereafter.  The amount of each installment under (i) and (ii) shall be determined by dividing the undistributed portion of the Eligible Employee’s benefit under this Article IV by the number of installments remaining to be paid, including the current installment.  For the purposes of determining the amount of each installment under (i) and (ii) and for the purpose of determining when an Eligible Employee’s benefit has been fully distributed, the undistributed portion of an Eligible Employee’s benefit under this Article IV shall include interest thereon at the rate determined under Section IV(a)(ii), commencing on the date such benefit would otherwise have been distributed in a lump sum.

“If the Eligible Employee is deceased, the distribution shall be payable to the beneficiary or survivor of the Eligible Employee in the form payable to the Eligible Employee hereunder.

“Notwithstanding the foregoing, if the lump sum value of an Eligible Employee’s benefit under this Article IV is less than $15,000.00 at the time of the Eligible Employee’s termination of employment, then such amount shall be distributed to the Eligible Employee in a lump sum payment no later than 30 days after the Eligible Employee’s termination of employment.”

FURTHER RESOLVED, that this amendment shall be effective as of the date on which it is approved by the Independent Subcommittee of the Personnel/Shareholder Relations Committee, and it shall apply to the following Plan participants:

(1)                                  The portion of the amendment that eliminates the twelve-month delay for commencement of distributions shall apply to Plan participants whose termination of employment occurred prior to its effective date, as well as to Plan participants whose termination of employment occurs on or after such effective date, except that nothing herein shall accelerate a participant’s entitlement to a distribution to a date that is earlier than as soon as practicable after the effective date of the amendment.

(2)                                  The remainder of the amendment shall only apply to Plan participants whose termination of employment occurs at least one year (365 days) after its effective date.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of an excerpt of minutes of the meeting of the Compensation/Nominating/Corporate Governance Committee of the TCF Financial Corporation Board of Directors held on January 20, 2003 and that the minutes have not been modified or rescinded as of the date hereof.

/s/ Gregory J. Pulles
Gregory J. Pulles

(Corporate Seal)

Dated: April 7, 2003